For Immediate Release

        April 26, 2006

GIBRALTAR REPORTS FIRST-QUARTER SALES AND EARNINGS

First-Quarter Sales Increase 32 Percent to $360 Million;

Net Income of $14.4 Million is up 36 Percent; EPS of $.48 Increases 33 Percent

BUFFALO, NEW YORK (April 26, 2006) – Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported strong first-quarter sales, net income, and earnings per share for the quarter ended March 31, 2006.

Sales from continuing operations in the first quarter of 2006 were $360 million, an increase of approximately 32 percent from $274 million in the first quarter of 2005, continuing a trend of solid sales growth. Net income from continuing operations of $14.4 million in the quarter ended March 31, 2006, increased by approximately 36 percent from $10.6 million in the first quarter of 2005.

Earnings per share from continuing operations in the first quarter of 2006 were $.48, above the upper end of the range Gibraltar provided on February 8, and an increase of approximately 33 percent compared to $.36 per share in the first quarter of 2005.

“Our results in the first quarter are especially noteworthy since we had to overcome rising energy and transportation costs, as well as competitive pricing pressures in our Processed Metal Products segment,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.

“The first-quarter results in our Building Products segment, which now represents approximately 60 percent of our sales, were strong across the board. Our Thermal Processing segment had an excellent quarter, with record sales and strong operating margins. Our Processed Metal Products segment continued to face competitive pricing pressures, which persisted longer than anticipated, and the cost of steel is continuing to escalate,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.

“Our first-quarter results again demonstrate that Gibraltar’s product, market, customer, and geographic diversity allows us to produce consistent and steadily improving results in a variety of economic and operating environments. These results again show that Gibraltar has transitioned into a diversified manufacturer capable of generating higher and more consistent margins over an extended period,” said Mr. Lipke.

“In the year ahead, we will continue to focus on improving operating efficiencies, optimizing our market share, and maximizing our cash flow to help fund our growth and reduce debt,” said Mr. Kornbrekke.

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Gibraltar Reports First-Quarter Sales and Earnings

Page Two

Looking ahead, Mr. Kornbrekke said that, barring a significant change in business conditions, Gibraltar expects its second-quarter earnings per share will be in the range of $.57 to $.62, compared to $.53 in the second quarter of 2005.

Gibraltar Industries is a leading manufacturer, processor, and distributor of metals and other engineered materials for the building products, vehicular, and other industrial markets. The Company serves approximately 24,000 customers in a variety of industries in all 50 states, Canada, Mexico, Europe, Asia, and Central and South America. It has approximately 4,400 employees and operates 93 facilities in 29 states, Canada, Mexico, and China.

Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company’s results of operations; natural gas and electricity prices and usage; the ability to pass through cost increases to customers; changing demand for the Company’s products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

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Gibraltar will review its first-quarter results and discuss its outlook for the second quarter during its quarterly conference call, which will be held at 2 p.m. Eastern Time on April 27. Details of the call can be found on Gibraltar’s Web site, at www.gibraltar1.com.

CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor

Relations, at 716/826-6500, khouseknecht@gibraltar1.com.

Gibraltar’s news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.

Gibraltar Reports First-Quarter Sales and Earnings

Page Three

GIBRALTAR INDUSTRIES, INC. Financial Highlights (in thousands, except per share data)
	Three Months Ended
	March 31, 2006	March 31, 2005

Net sales	$360,355	$273,581
Income from continuing operations	$14,397	$10,622
Income per share from continuing operations - Basic	$.49	$.36
Weighted average shares outstanding - Basic	29,652	29,571
Income per share from continuing operations - Diluted	$.48	$.36
Weighted average shares outstanding - Diluted	29,944	29,775

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, December 31,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$9,317	$28,529
Accounts receivable	212,038	178,775
Inventories	210,745	194,653
Other current assets	22,111	22,047
Total current assets	454,211	424,004

Property, plant and equipment, net	309,657	311,147
Goodwill	406,810	406,767
Investments in partnerships	5,833	6,151
Other assets	55,787	56,943
	$1,232,298	$1,205,012

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$101,289	$85,877
Accrued expenses	66,803	63,007
Current maturities of long-term debt	2,534	2,531
Current maturities of related party debt	5,833	5,833
Total current liabilities	176,459	157,248

Long-term debt	446,378	454,649
Deferred income taxes	93,625	93,052
Other non-current liabilities	6,830	6,038
Shareholders’ equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	-	-
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,783,623 and 29,734,986 shares in 2006 and 2005, respectively	298	298
Additional paid-in capital	212,961	216,897
Retained earnings	293,026	280,116
Unearned compensation	-	(5,153)
Accumulated other comprehensive loss	2,721	1,867
	509,006	494,025
Less: cost of 41,100 common shares held in treasury in 2006 and 2005	-	-
Total shareholders’ equity	509,006	494,025
	$1,232,298	$1,205,012

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share date)
Three Months Ended March 31,
2006	2005

Net sales	$360,355	$273,581

Cost of sales	288,832	223,449

Gross profit	71,523	50,132

Selling, general and administrative expense	40,561	29,236

Income from operations	30,962	20,896

Other (income) expense:
Equity in partnerships’ income and other income Interest expense	(686) 8,047	(444) 3,928
Total other expense	7,361	3,484

Income before taxes	23,601	17,412

Provision for income taxes	9,204	6,790

Income from continuing operations	$14,397	$10,622

Discontinued operations:
Income from discontinued operations before taxes Income tax expense	- -	204 80
Income from discontinued operations	-	124

Net income	$14,397	$10,746

Net income per share – Basic:
Income from continuing operations Income from discontinued operations	$.49 .00	$.36 .00
Net Income	$.49	$.36

Weighted average shares outstanding – Basic	29,652	29,571

Net income per share – Diluted:
Income from continuing operations Income from discontinued operations	$.48 .00	$.36 .00
Net Income	$.48	$.36

Weighted average shares outstanding – Diluted	29,944	29,775

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
Three Months Ended March 31,
2006	2005
Cash flows from operating activities
Net income	$14,397	$10,746
Income from discontinued operations	-	124
Income from continuing operations	14,397	10,622
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,874	6,473
Provision for deferred income taxes	-	(1,691)
Equity in partnerships’ (loss) income	131	(444)
Distributions from partnerships	188	343
Stock compensation expense	706	51
Other noncash adjustments	(9)	-
Increase (decrease) in cash resulting from changes
in (net of acquisitions):
Accounts receivable	(33,273)	(32,835)
Inventories	(16,101)	(29,244)
Other current assets and other assets	629	(122)
Accounts payable	15,424	602
Accrued expenses and other non-current liabilities	5,464	(1,822)

Net cash used in continuing operations	(3,570)	(48,067)
Net cash provided by discontinued operations	0	194
Net cash used in operating activities	(3,570)	(47,873)

Cash flows from investing activities
Purchases of property, plant and equipment	(6,377)	(6,075)
Net proceeds from sale of property and equipment	36	255
Net proceeds from sale of business	-	43,322

Net cash used in investing activities for continuing operations	(6,341)	37,502
Net cash provided by (used in) investing activities for discontinued operations	-	(349)
Net cash provided by (used in) investing activities	(6,341)	37,153

Cash flows from financing activities
Long-term debt reduction	(15,137)	-
Proceeds from long-term debt	6,817	7,683
Payment of deferred financing costs	(161)	-
Net proceeds from issuance of common stock	552	473
Payment of dividends	(1,487)	(1,485)
Tax benefit from stock options	115	-

Net cash provided by (used in) financing activities	(9,301)	6,671

Net decrease in cash and cash equivalents	(19,212)	(4,049)

Cash and cash equivalents at beginning of year	28,529	10,892

Cash and cash equivalents at end of period	$9,317	$6,843
GIBRALTAR INDUSTRIES, INC. Segment Information (in thousands)
Three Months Ended March 31,
Increase (Decrease)
2006	2005	$	%
(unaudited)	(unaudited)

Net Sales
Building products	$214,742	$119,172	$95,570	80.2%
Processed metal products	115,889	127,612	(11,723)	(9.2%)
Thermal processing	29,724	26,797	2,927	10.9%

Total Sales	$360,355	$273,581	$86,774	31.7%

Income from Operations
Building products	$31,271	$10,504	$20,767	197.7%
Processed metal products	6,735	14,023	(7,288)	(52.0%)
Thermal processing	4,655	3,405	1,250	36.7%
Corporate	(11,699)	(7,036)	(4,663)	66.3%

Total Operating Income	$30,962	$20,896	$10,066	48.2%

Operating Margin
Building products	14.6%	8.8%
Processed metal products	5.8%	11.0%
Thermal processing	15.7%	12.7%